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                                                                    EXHIBIT 23.6

                              CONSENT OF JAY ALIX

     In accordance with the requirements of Rule 438 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the references to my name as a person about to become a director of Budget Group, Inc. in this Registration Statement on Form S-4 and in the accompanying Proxy Statement/Prospectus forming a part thereof relating to the registration under the Securities Act of shares of common stock and warrants of Budget to be issued to stockholders of Ryder TRS, Inc. ("Ryder") in connection with the proposed merger of BDG Corporation, a wholly owned subsidiary of Budget, with and into Ryder.

                                                     /s/ JAY ALIX
                                          --------------------------------------
                                                         Jay Alix

Date: April 24, 1998.